AMENDMENT CUSTODIAN AGREEMENT

        AMENDMENT AGREEMENT, effective as of November 1, 2004, by and among WILLIAM BLAIR FUNDS, a Delaware statutory trust (the “Fund”) and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (“Investors Bank”).

        WHEREAS, the Fund and Investors Bank entered into a Custodian Agreement dated October 1, 1999, as amended from time to time (the “Custodian Agreement”); and

        WHEREAS, the Fund and Investors Bank desire to amend the Custodian Agreement as set forth below.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

                (a)    Section 14.5 of the Custodian Agreement is hereby amended by deleting such Section 14.5 in its entirety and by inserting in lieu thereof, the following:

“Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

The Bank will collect fees and expenses based on an “estimate” debited on the first business day of the month following that in which the services were rendered. The estimate is recalculated and adjusted for each fund on a quarterly basis. The estimate applied to each fund is 90% of the average of the trailing three months fees and expenses and excludes out-of-pocket charges. Invoices are prepared for each fund and reflect the estimate debited per fund, the actual fees incurred for the month, and subsequently, the difference or the “true-ups” due. The Fund will give authorization if applicable to debit the true-up amounts from the Fund. The Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.”

                (b)    Section 16.1 of the Custodian Agreement is hereby amended by deleting such Section 16.1 in its entirety and by inserting in lieu thereof, the following:

“This Agreement shall remain in effect until October 31, 2007 (the “Initial Term”), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall continue until terminated by either party upon one-hundred-twenty (120) days prior written notice to the other party.

Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation with 90 days of receipt of such notice.”

                (c)    Appendix A of the Custodian Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2.	Miscellaneous.

                (a)    Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

                (b)    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By:	/s/ Andrew M. Nesvet
Name:	Andrew M. Nesvet
Title:	Managing Director

WILLIAM BLAIR FUNDS

By:	/s/ Marco Hanig
Name:	Marco Hanig
Title:	President

APPENDIX A

William Blair Funds

•	William Blair Growth Fund

•	William Blair Ready Reserve Fund

•	William Blair Income Fund

•	William Blair International Growth Fund

•	William Blair Value Discovery Fund

•	William Blair Tax-Managed Growth Fund

•	William Blair Large Cap Growth Fund

•	William Blair Small Cap Growth Fund

•	William Blair Institutional International Growth Fund

•	William Blair Small Mid Cap Growth Fund

•	William Blair International Equity Fund

•	William Blair Institutional International Equity Fund

WILLIAM BLAIR FUNDS

Fee Schedule for Fund Complex

Administration Services

January 18, 2005

FUND ADMINISTRATION SERVICES

(A) Tax Service

The fees for Tax Administration Services will be charged pursuant to the following schedule.

•	The following schedule is exclusive of Out-of-Pocket Expenses:

•	Annual fees for Tax Services are $5,000 per fund.

•	Services Include:

•	Wash sale and deferral and reversal review by tax lot
•	Consultation on legislative and regulatory changes and issues
•	Required excise tax distributions
•	Preparation of excise tax return
•	Fiscal tax accrual calculation
•	ROC SOP and fiscal year financial statement footnote information
•	Preparation of federal and applicable state tax returns
•	Year end shareholder reporting (including 1099 reclass sheet preparation)

(B) Administration Service

        The fees for Reporting and Compliance Administration Services will be charged pursuant to the following schedule.

•	The following schedule is exclusive of Out-of-Pocket Expenses:

•	Annual fees for Reporting and Compliance are $11,500 per portfolio.

(1) Services Include:

a.	Portfolio Compliance

i.	Monitor compliance with investment portfolio restrictions
ii.	Develop a compliance responsibility matrix consistent with prospectus and SAI
iii.	Perform daily compliance testing
iv.	Notify portfolio manager and compliance officer of any potential compliance violations and monitor resolution

v.	Provide a monthly compliance summary package
vi.	Report to Board on compliance matters

(2) Perform periodic compliance testing

a.	Perform asset diversification testing at quarter end
b.	Review qualifying income status on a quarterly basis

(3) Coordinate audits by internal auditors

(4) Calculate fund total return before and after tax

a.	Prepare total return information for designated periods
b.	Prepare monthly report for review by management

OUT-OF-POCKET

(A) Out of Pocket. Out-of-pocket expenses will be reimbursed as billed.

These charges consist of:

•	Pricing and Verification Services
•	Postage/Delivery/Storage/Microfiche
•	Systems Customization (if required)
•	Third Party Audit
•	Forms and Supplies
•	Telephone (Fax and Transmissions)
•	Micro and Support Equipment Rental
•	Ad hoc Reports
•	Legal Fees for substantial changes to Investors Bank’s standard contracts
•	All local duties, script fees and any other market standard fee levied in accordance with local market practices

Other

This fee schedule is predicated upon Investors Bank & Trust performing the above services for any new or additional funds added to the William Blair Fund family.

Fees and expenses will be calculated each month and will be charged against the assets of the funds beginning on the first (1st) business day after the end of such month based on information then available.

This fee schedule is valid for 30 days from date of issue. This fee schedule is predicated upon the terms of our existing contractual agreements.

This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

WILLIAM BLAIR FUNDS

By:	/S/ MARCO HANIG
Name:	Marco Hanig
Title:	President

Date:	1/19/05

INVESTORS BANK & TRUST

By:	/S/ ANDREW M. NESVET
Name:	Andrew M. Nesvet
Title:	Managing Director

Date:	1/5/05